   As filed with the Securities and Exchange Commission on September 29, 1997

                                                        Registration No. 33-8888

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       S E C U R I T I E S  A N D  E X C H A N G E  C O M M I S S I O N

                             WASHINGTON, D. C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  STAPLES, INC.
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               (Exact name of issuer as specified in its charter)


               Delaware                                04-2896127
----------------------------------------   -------------------------------------
    (State of other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)


           One Research Drive
       Westborough, Massachusetts                        01581
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(Address of Principal Executive Offices)               (Zip Code)


                             Peter M. Schwarzenbach
                       Vice President, General Counsel and
                               Corporate Secretary
                                  Staples, Inc.
                             100 Pennsylvania Avenue
                                  P.O. Box 9328
                      Framingham, Massachusetts 01701-9328
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (617) 370-8500
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          (Telephone number, including area code, of agent for service)

                           ---------------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Pursuant to a Registration Statement on Form S-3 (file no. 33-8888), Staples, Inc. (the "Company") registered under the Securities Act of 1933, as amended, shares of the Company's Common Stock, $0.0006 par value per share, on behalf of certain stockholders of the Company. This Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering all of such shares that remained unsold upon the termination of the offering contemplated by the Registration Statement.

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereby duly authorized, in the Town of Framingham, Massachusetts, on this 10th day of September, 1997.

                                          Staples, Inc.


                                          By: /s/ Peter M. Schwarzenbach
                                             -----------------------------------
                                              Peter M. Schwarzenbach
                                              Vice President - General Counsel
                                              and Secretary